THIRD AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as this “Amendment”), dated as of May 15, 2020, is executed by and among,

MISTRAS GROUP, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as the “Borrower”),

AND

QUALITY SERVICES LABORATORIES, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “QSL”),
AND
MISTRAS INTERNATIONAL HOLDINGS INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “MIH”)
AND
WEST PENN NON-DESTRUCTIVE TESTING, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, having its principal office located at 1010 Industrial Boulevard, New Kensington, Pennsylvania 15068 (hereinafter referred to as “West Penn”, and hereinafter QSL, MIH, and West Penn shall be collectively referred to as the “Guarantors” and sometimes individually referred to as a “Guarantor”),
AND
BANK OF AMERICA, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 194 Wood Avenue South, Iselin, New Jersey 08830, in its capacity as a Lender and the letter of credit issuer (hereinafter referred to as “Bank of America”),

AND

THOSE OTHER LENDERS SIGNATORY HERETO (hereinafter said lenders, together with Bank of America, shall be sometimes individually referred to as a “Lender” and collectively referred to as the “Lenders”),

AND

BANK OF AMERICA, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located 194 Wood Avenue South, Iselin, New Jersey 08830, in its capacity as administrative agent for the Lenders (hereinafter referred to as the “Administrative Agent”).

W I T N E S S E T H:

        WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amended and Restated Credit Agreement dated December 13, 2018, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Original Credit Agreement”), as such Original Credit Agreement was amended and modified by (i) that certain First Amendment to Fifth Amended and Restated Credit Agreement dated October 11, 2019, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “First Amendment”), and (ii) that certain Second Amendment to Fifth Amended and Restated Credit Agreement dated March 9, 2020, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Second Amendment”, and hereinafter the Original Credit Agreement, as amended and modified by the First Amendment and the Second Amendment, shall be referred to as the “Credit Agreement”), the Lenders made available to the Borrower (a) a five (5) year senior secured amended and restated revolving credit facility in the aggregate maximum principal amount of up to US$300,000,000.00 (hereinafter referred to as the “Revolving Credit Facility”), which Revolving Credit Facility includes (1) a US$20,000,000.00 sublimit for the issuance of standby and commercial letters of credit and (2) a US$100,000,000.00 sublimit for multicurrency borrowings in readily available and freely transferable and convertible currencies, including, but not limited to, Euros, Pounds Sterling, Canadian Dollars, and Japanese Yen, all to be made available to the Borrower for working capital and other lawful corporate purposes, and (b) a five (5) year senior secured term loan facility in the aggregate original principal amount of US$100,000,000.00 (hereinafter referred to as the “Term Loan Facility”, and hereinafter the Revolving Credit Facility and the Term Loan Facility shall be collectively referred to as the “Credit Facilities”); and

        WHEREAS, capitalized terms used herein but not otherwise expressly defined herein shall have the same meanings when used herein as assigned and ascribed to said terms in the Credit Agreement; and

        WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amended and Restated Guaranty Agreement dated December 13, 2018, executed by the Guarantors, as guarantors, in favor of the Administrative Agent, for the benefit of the Lenders (hereinafter referred to as the “Guaranty”), the Guarantors guarantied the payment and performance of all of the obligations of the Borrower owed to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents (hereinafter collectively referred to as the “Loan Documents”); and

        WHEREAS, the parties hereto have agreed to amend and modify the terms, conditions, and provisions of the Credit Agreement, and the other Loan Documents, pursuant to the terms, conditions, and provisions of this Amendment for the purposes more fully set forth and described herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMOUNTS OUTSTANDING UNDER THE CREDIT FACILITIES;
APPLICABLE RATE AND PRICING LEVEL

        1.1 Amounts Outstanding under the Revolving Credit Facility. The Borrower hereby acknowledges and agrees that, there is, as of May 13, 2020, due and owing on the Revolving Credit

Facility (i) the principal amount of US$147,178,597.00, consisting of (a) Revolving Loans in the aggregate principal amount of US$143,300,000.00, and (b) issued and outstanding Letters of Credit in the aggregate stated amount of US$3,878,597.00 and (ii) the principal amount of €8,000,000.00 consisting of Revolving Loans, in the case of each of the foregoing together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof. As of such date, there were no amounts due and owing to the Lenders in connection with any unreimbursed draws on any Letter of Credit.
        1.2 Amount Outstanding under the Term Loan Facility. The Borrower hereby acknowledges and agrees that, there is, as of May 13, 2020, due and owing on the Term Loan Facility the principal amount of US$93,750,000.00, together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof.

        1.3 Applicable Rate; Pricing Level. The Borrower hereby acknowledges and agrees that as of May 13, 2020, the Applicable Rate in effect from the date of this Amendment until receipt of the Compliance Certificate for the period ended March 31, 2020, shall be determined based upon Pricing Level 7.
ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

2.1 New Defined Terms in Section 1.01 of the Credit Agreement. The following new defined terms “Communication”, “Communications”, “Electronic Copy”, “Electronic Record”, “Electronic Signature”, and “Liquidity” are hereby inserted into Section 1.01 of the Credit Agreement as follows:

“Communication” and Communications” has the meaning specified in Section 10.17.

“Electronic Copy” has the meaning specified in Section 10.17.

“Electronic Record” has the meaning specified in 15 USC §7006, as it may be amended from time to time.

“Electronic Signature” has the meaning specified in 15 USC §7006, as it may be amended from time to time.

“Liquidity” shall mean, as of any date of determination, the sum of (a) unrestricted cash and cash equivalents with respect to the Borrower and its Subsidiaries plus (b) the difference between (i) the aggregate maximum principal amount of the Revolving Commitments (i.e., $175,000,000.00) minus (ii) the aggregate Revolving Credit Exposure as of such date of determination.

2.2 Amendments to Definitions of “Arranger”, “Applicable Rate”, “Eurocurrency Rate”, “Revolving Commitment”, and “Term Commitment” in Section 1.01 of the Credit Agreement. The defined terms “Arranger”, “Applicable Rate”, “Eurocurrency Rate”, “Revolving Commitment”, and “Term Commitment” set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Arranger” means BofA Securities, Inc., (or any other registered broker-dealer wholly-

owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Funded Debt Leverage Ratio, as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Funded Debt Leverage Ratio	LIBOR Margin	Base Rate Margin	Revolving Commitment Fee	SBLC Fee/ Comm’l L/C Fee
1	≤ 1.00:1	150.0 bps	50.0 bps	20.0 bps	150.0 bps
2	> 1.00:1 but ≤ 1.50:1	175.0 bps	75.0 bps	20.0 bps	175.0 bps
3	> 1.50:1 but ≤ 2.00:1	187.5 bps	87.5 bps	25.0 bps	187.5 bps
4	> 2.00:1 but ≤ 2.75:1	200.0 bps	100.0 bps	30.0 bps	200.0 bps
5	> 2.75:1 but ≤ 3.25:1	225.0 bps	125.0 bps	35.0 bps	225.0 bps
6	> 3.25:1 but ≤ 3.75:1	250.0 bps	150.0 bps	35.0 bps	250.0 bps
7	> 3.75	415.0 bps	315.0 bps	37.5 bps	415.0 bps
Any increase or decrease in the Applicable Rate resulting from a change in the Funded Debt Leverage Ratio shall become effective as of the first (1st) Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a), then Pricing Level 7 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered until the first Business Day of the month immediately following the delivery of such Compliance Certificate. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply.
        “Eurocurrency Rate” means:
(a) for any Interest Period, with respect to any Credit Extension:

        (i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, hereinafter referred to as the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and

        (ii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, hereinafter referred to as the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(b)  for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;
provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than one hundred (100) basis points (1.00%), such rate shall be deemed to be one hundred (100) basis points (1.00%) for purposes of this Agreement.
“Revolving Commitment” and “Revolving Commitments” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on the portion of Schedule 2.01 describing the Revolving Loans or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Commitments of all of the Lenders is $175,000,000.00.
“Term Commitment” and “Term Commitments” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Term Commitments of all of the Lenders is $93,750,000.00.
2.3 Amendment to Section 2.13 of the Credit Agreement. Section 2.13 of the Credit Agreement is hereby amended and modified such that the existing reference to “$150,000,000.00” is hereby deleted in its entirety and a new reference to “$100,000,000.00” is hereby inserted in its place and stead.

2.4 Amendment to Section 6.01(b) of the Credit Agreement. Section 6.01(b) of the Credit Agreement is hereby amended and modified to permit the quarterly Consolidated financial statements of Borrower and its Subsidiaries for the fiscal quarter which ended on March 31, 2020 to be delivered to the Administrative Agent on May 18, 2020, which date is forty-eight (48) days after the end of said fiscal quarter. The foregoing amendment shall not alter, amend, change, or otherwise modify any of the other financial reporting requirements set forth in Section 6.01 of the Credit Agreement nor shall it alter, amend, change, or otherwise modify said financial reporting requirements for any other reporting period.

2.5 Amendment to Section 6.12 of the Credit Agreement. In Section 6.12 of the Credit Agreement, subsection (a) is hereby deleted in its entirety and the following new subsection (a) is hereby inserted in its place and stead:

“(a) Minimum Consolidated Fixed Charge Coverage Ratio. Maintain, on a Consolidated basis, a Fixed Charge Coverage Ratio of not less than the ratios set forth below:

Test Period Ending	Minimum Fixed Charge Coverage Ratio
March 31, 2021	1.0 –to– 1.0
June 30, 2021, and each September 30, December 31, March 31, and June 30 thereafter	1.25 –to– 1.0
This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period, commencing with the reporting period ending on March 31, 2021. For the avoidance of doubt, the Fixed Charge Coverage Ratio will not be tested as of the end of the June 30, 2020, September 30, 2020, and December 31, 2020 reporting periods.”

2.6 Amendment to Section 6.12 of the Credit Agreement. In Section 6.12 of the Credit Agreement, subsection (b) is hereby deleted in its entirety and the following new subsection (b) is hereby inserted in its place and stead:

“(b) Maximum Funded Debt Leverage Ratio. Maintain, on a Consolidated basis, a Funded Debt Leverage Ratio not exceeding the ratios set forth below:

Test Period Ending	Maximum Funded Debt Leverage Ratio
December 31, 2020	5.25 –to– 1.0
March 31, 2021	4.75 –to– 1.0
June 30, 2021	3.75 –to– 1.0
September 30, 2021, and each December 31, March 31, June 30, and September 30 thereafter	3.50 –to– 1.0

This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period, commencing with the reporting period ending on December 31, 2020. For the avoidance of doubt, the Funded Debt Leverage Ratio will not be tested as of the end of the June 30, 2020 and September 30, 2020 reporting periods.
2.7 Amendment to Section 6.12 of the Credit Agreement. The following new subsection (c) is hereby inserted into Section 6.12 of the Credit Agreement as follows:
“(c) Minimum EBITDA. Maintain, on a Consolidated basis, a minimum EBITDA of not less than the amounts set forth below for the test periods set below:

Test Period Ending	Minimum EBITDA
Trailing three (3) month EBITDA for the test period ending June 30, 2020	$3,440,000.00
Trailing six (6) month EBITDA for the test period ending September 30, 2020	$24,250,000.00
Trailing nine (9) month EBITDA for the test period ending December 31, 2020	$38,550,000.00

2.8 Amendment to Section 6.12 of the Credit Agreement. The following new subsection (d) is hereby inserted into Section 6.12 of the Credit Agreement as follows:
“(d) Minimum Liquidity. Maintain, on a Consolidated basis, a minimum Liquidity of not less than $20,000,000.00 at all times through and including September 30, 2020.”

        2.9 Amendment to Article 6 of the Credit Agreement. The following new Section 6.19 is hereby inserted into Article 6 of the Credit Agreement as follows:

“6.19 Anti-Cash Hoarding. Promptly prepay (or, if only L/C Obligations remain outstanding under the Revolving Credit Facility, Cash Collateralize said L/C Obligations) the Outstanding Amount under the Revolving Credit Facility in an amount equal to the difference between (a) the aggregate sum of cash and cash equivalents of the Borrower and its Subsidiaries then being held in the United States minus (b) $10,000,000.00 if, for a period of two (2) consecutive Business Days, (i) the Outstanding Amount under the Revolving Credit Facility exceeds $75,000,000.00 and (ii) the aggregate sum of cash and cash equivalents then being held by the Borrower and its Subsidiaries in the United States exceeds $10,000,000.00.”

2.10 Amendment to Section 7.02(f) of the Credit Agreement. The existing last paragraph of Section 7.02(f) of the Credit Agreement is hereby deleted in its entirety and the following paragraph is hereby inserted in its place and stead as follows:

“(v) on the date of the Borrower’s announcement of the acquisition or purchase, (A) the Borrower and its Subsidiaries shall have demonstrated a Funded Debt Leverage Ratio of less than 2.50 –to– 1.00, such compliance to be evidenced by the Borrower to the reasonable satisfaction of the Administrative Agent and the Required Lenders, and (B) the Borrower and its Subsidiaries shall demonstrate a pro forma Funded Debt Leverage Ratio of not greater than 3.25 –to– 1.00 (such ratio to be calculated to give effect to such purchase or acquisition), such compliance to be evidenced by the Borrower to the reasonable satisfaction of the Administrative Agent and the Required Lenders on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby.”

2.11 Amendment to Section 7.02(f) of the Credit Agreement. The following new subparagraph (vi) is hereby inserted into Section 7.02(f) of the Credit Agreement as follows:

        “(vi)  Notwithstanding the foregoing terms, conditions and provisions of this Section 7.02(f) to the contrary, the acquisition or purchase shall have occurred on or after June 30, 2021.”
2.12 Amendment to Section 10.17 of the Credit Agreement. The existing Section 10.17 of the Credit Agreement is hereby deleted in its entirety and the following new Section 10.17 is hereby inserted in its place and stead as follows:

“10.17 Electronic Execution.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each hereinafter referred to as a “Communication” and collectively as “Communications”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic

Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 10.17 may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (hereinafter referred to as an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding any of the terms, conditions or provision of this Agreement to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.”

2.13 Amendment to Schedule 2.01 of the Credit Agreement. The existing Schedule 2.01 attached to and made a part of the Credit Agreement is hereby deleted in its entirety and the Schedule 2.01 attached hereto and made a part of this Amendment is hereby inserted in its place and stead.

2.14 Amendment to Exhibit “C” of the Credit Agreement. The existing Exhibit “C” attached to and made a part of the Credit Agreement is hereby deleted in its entirety and the Exhibit “C” attached hereto and made a part of this Amendment is hereby inserted in its place and stead.

ARTICLE III
AMENDMENTS TO OTHER LOAN DOCUMENTS

        3.1 Amendments to other Loan Documents.

         (a) Each of the Loan Documents is hereby amended and modified such that any and all references to the Revolving Credit Facility in the aggregate maximum principal amount of up to “US$300,000,000.00” are hereby deleted in their entirety and new references to “US$175,000,000.00” are hereby inserted in their place and stead.

         (b) Each of the Loan Documents is hereby amended and modified such that any and all references to the Term Loan Facility in the aggregate original principal amount of “US$100,000,000.00” are hereby deleted in their entirety and new references to “US$93,750,000.00” are hereby inserted in their place and stead.

        (c) All references to the address of the Administrative Agent’s legal counsel as being “Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Suite 250, Princeton, New Jersey 08540” are hereby deleted in their entirety and new references to the address of the Administrative Agent’s legal counsel as being “Reed Smith LLP, 506 Carnegie Center, Suite 300, Princeton, New Jersey 08540” are hereby inserted in their respective places and stead.

ARTICLE IV
CONDITIONS TO EFFECTIVENESS

4.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (hereinafter referred to as the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to the Amendment Effective Date:

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b) Default. As of the Amendment Effective Date, no Default or Event of Default shall exist.

(c) Fees and Expenses.

(i) The Administrative Agent shall have received from the Borrower, for the account of each Lender signing this Amendment on or before the Amendment Effective Date, an amendment fee in an amount equal to twenty-five (25) basis points on the Commitment of each such consenting Lender.

(ii) The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Administrative Agent’s counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, including, without limitation, the fees, costs, and expenses of Reed Smith LLP.

(d) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE V
MISCELLANEOUS

5.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.2 FATCA. Borrower hereby certifies to the Administrative Agent and the Lenders that the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).  From

and after the effective date of this Amendment, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Credit Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).  The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

5.3 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(b) This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Amendment by such Loan Party;

(d) The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date);

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default;

(f) Intentionally omitted; and

(g) The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

5.4 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document applicable to it, (b) the Liens on and security interests in the Collateral in favor of the Administrative Agent, for the benefit of the Lenders, and the L/C Issuer, to secure the Obligations are valid, legal, binding, and properly perfected and are reaffirmed and ratified in all respects, and nothing contained herein is intended to alter the priority of, or terminate any, Lien on or security interest in any Collateral in favor of the Administrative Agent, for the benefit of the Lenders, and the L/C Issuer, and (c) that it is responsible for the observance and full performance of its respective Obligations.

5.5 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.6 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

5.7 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

5.8 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.9 Electronic Signatures; Counterparts; Telecopy. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

5.10 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

5.11 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.12 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.13 General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Lenders and the Administrative Agent’s, the L/C Issuer’s and each Lender’s respective present, former, and future predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

5.14 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF: the parties hereto have caused this Amendment to be duly executed as of the date first above written.
             BORROWER:
MISTRAS GROUP, INC., as Borrower

By:_____________________________
        Edward J. Prajzner
        Executive Vice President, Chief Financial
        Officer and Treasurer

GUARANTORS:

QUALITY SERVICES LABORATORIES, INC., a Delaware corporation

By:_____________________________
        Edward J. Prajzner
        Vice President and Treasurer

MISTRAS INTERNATIONAL HOLDINGS INC., a Delaware corporation

By:_____________________________
        Edward J. Prajzner
        Vice President and Treasurer

WEST PENN NON-DESTRUCTIVE TESTING, LLC, a Pennsylvania limited liability company

By:_____________________________
        Edward J. Prajzner
        Vice President and Treasurer

         US_ACTIVE-143644105.6-CJMAURER

BANK OF AMERICA, N.A., as Administrative Agent

By:_____________________________
Name:
Title:

BANK OF AMERICA, N.A., as a Lender and as the L/C Issuer

By:_____________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:_____________________________
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

TD BANK, NATIONAL ASSOCIATION, as a Lender

By:_____________________________
Name:
Title:

SCHEDULE 2.01

ATTACHED TO AND MADE A PART OF THAT CERTAIN THIRD AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
EXECUTED BY AND AMONG, INTER ALIA, MISTRAS GROUP, INC., AS BORROWER,
AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT,
DATED MAY 15, 2020

Commitments and Applicable Percentages.

Lender	Revolving Commitment	L/C Sublimit	Term Commitment	Applicable Percentage
Bank of America, N.A.	US$61,250,000.00	US$7,000,000.00	US$32,812,500.00	35.000000000%
Wells Fargo Bank, National Association	US$35,000,000.00	US$4,000,000.00	US$18,750,000.00	20.000000000%
JPMorgan Chase Bank, N.A.	US$30,625,000.00	US$3,500,000.00	US$16,406,250.00	17.500000000%
KeyBank, National Association	US$26,250,000.00	US$3,000,000.00	US$14,062,500.00	15.000000000%
TD Bank, National Association	US$21,875,000.00	US$2,500,000.00	US$11,718,750.00	12.500000000%
TOTAL:	US$175,000,000.00	US$20,000,000.00	US$93,750,000.00	100.000000000%